                                  EXHIBIT 23.2
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Data I/O Corporation 1982 Employee Stock Purchase Plan Amended and Restated December 11, 1996 and the Data I/O Corporation 1996 Director Fee Plan of our report dated February 7, 1996, with respect to the consolidated financial statements and schedules of Data I/O Corporation included in the Annual Report on Form 10-K for the year ended December 28, 1995, filed with the Securities and Exchange Commission.

                                   /S/ ERNST & YOUNG LLP

Seattle, Washington
January 29, 1997